Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement of NutraCea on Form SB-2 (No. 333-129839) of our report dated March 30, 2007, relating to our audit of the consolidated financial statements appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Perry-Smith LLP

Sacramento, California
April 25, 2007